Exhibit 99.1

Corporate Office 7700 France Avenue S #275 Edina, MN 55435 Phone: 952.893.3200 Fax: 952.893.0704 www.uhs.com

CONTACT:	Bethany A. Oliver
Director of Marketing & Communications
Universal Hospital Services, Inc.
(952) 893-3288

UNIVERSAL HOSPITAL SERVICES, INC. TO PRESENT AT
JPMORGAN ANNUAL HIGH YIELD CONFERENCE 2005

Edina, Minnesota, January 31, 2005/BusinessWire – Universal Hospital Services, Inc., (“UHS”) today announced Senior Vice President and CFO, Rex Clevenger, will present at the JPMorgan Annual High Yield Conference 2005 in Miami, FL on Tuesday, February 1, 2005 at 3:40pm eastern time.

The presentation used to facilitate the discussion can be accessed by visiting the company's website, www.uhs.com and clicking on “Financials” and then on “Presentations.”

About Universal Hospital Services, Inc.

Based in Edina, Minnesota, Universal Hospital Services, Inc. is a leading medical equipment lifecycle services company in the country. UHS offers comprehensive solutions that maximize utilization, increase productivity and support optimal patient care resulting in capital and operational efficiencies. UHS currently operates through more than 70 offices, serving customers in all 50 states and the District of Columbia.

Universal Hospital Services, Inc.
7700 France Avenue S #275
Edina, MN 55435
952-893-3200
www.uhs.com

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